EXHIBITS 23(A)



                          INDEPENDENT AUDITORS' CONSENT
                          -----------------------------

The Board of Directors
The Travelers Insurance Company:

We consent to the use of our reports incorporated by reference herein and to the reference to our firm under the heading "Experts" in the prospectus. Our reports refer to changes in the Company's methods of accounting for variable interest entities in 2003, for goodwill and intangible assets in 2002, and for derivative instruments and hedging activities and for securitized financial assets in 2001.

/s/ KPMG LLP

Hartford, Connecticut
March 26, 2004